NxStage Medical, Inc.
Conflict Minerals Report
Reporting Year: 2016

This report has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (Rule 13p-1), for the reporting period from January 1, 2016 to December 31, 2016, and is available at the Investor Relations section of our website, www.nxstage.com.

Company Overview

NxStage Medical, Inc. (NxStage or we) is a medical technology company that develops, manufactures and markets innovative products and services for patients suffering from chronic or acute kidney failure. Our primary product, the System One, was designed to satisfy an unmet clinical need for a system capable of delivering the therapeutic flexibility and clinical benefits of traditional dialysis machines in a smaller, portable, easy-to-use form that can be used by healthcare professionals and trained lay users alike in a variety of settings, including patient homes, as well as more traditional care settings such as hospitals and dialysis centers. Given its design, the System One is particularly well-suited for home hemodialysis and a range of dialysis therapies that are more practical to deliver in the home setting, including more frequent hemodialysis and nocturnal hemodialysis. Clinical literature suggests such therapies provide patients better clinical outcomes and improved quality of life. We also operate a small number of NxStage Kidney Care dialysis centers, independently and in some instances as joint ventures, that treat end-stage renal disease patients directly. These centers provide us with valuable experience to better meet and anticipate the needs of both our customers and patients, while optimizing our product technology. We are headquartered in Lawrence, Massachusetts, with manufacturing facilities in Mexico, Germany and Italy. Through our international network of affiliates and distribution partners, patients in over 21 countries have been treated with our products.

Certain of our products, including the System One, are assembled using parts containing tantalum, tin, tungsten or gold (3TG). NxStage is not a vertically integrated manufacturer and instead we make our products using components that are obtained from either contract manufacturers or original equipment manufacturers. Furthermore, our supply chain is both global and complex, and there are multiple tiers of suppliers between NxStage and the original sources of minerals used in our products. NxStage does not make purchases of raw ore or unrefined 3TG and makes no purchases in the Democratic Republic of the Congo or an adjoining country (collectively, DRC). Accordingly, we rely on our direct suppliers to provide information on the origin of the 3TG contained in the parts supplied to us.

NxStage is committed to sourcing components and materials from companies that share our values regarding respect for human rights, integrity and environmental responsibility. These principles for the responsible sourcing of raw materials and components are set forth in our Conflict Minerals Policy Statement, which is available at the Investor Relations section of our website, www.nxstage.com.

Due Diligence Process

NxStage conducted a due diligence process to identify which of our products contained 3TG (3TG products) as well as a reasonable country of origin inquiry to determine whether such 3TG products contained 3TG that originated in the DRC or came from recycled or scrap sources. Based on the results of our reasonable country of origin inquiry, we were unable to conclude that the 3TG in our 3TG products did not originate in the DRC or that all of such 3TG came from recycled or scrap sources.

We designed our due diligence framework on the source and chain of custody of the 3TG in our 3TG products to conform in all material respects with the framework provided by The Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, an internationally-recognized due diligence framework. As part of our process, we contacted each supplier of components and materials potentially containing 3TG (described on Exhibit A to this report) and asked them to complete the Electronic Industry Citizenship Coalition Global e-Sustainability Initiative (EICC-GeSI) Conflict Minerals Reporting Template. This template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a supplier’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the supplier and its suppliers use. The template also contains questions about the origin of 3TG included in their products, as well as supplier due diligence.

Each supplier’s response was evaluated and, where possible, validated to determine sufficiency, accuracy or completeness of its response. For each supplier’s response, we subsequently assessed whether the 3TG identified, or 3TG that may not have been identified, was consistent with the nature and characteristics of the supplied part. For each response that was insufficient, potentially inaccurate or incomplete, we contacted that supplier to gain additional information and to receive revised responses as necessary.

Due Diligence Results

As of May 31, 2017, we have received responses from approximately 77% of the suppliers surveyed. Many of our suppliers responded with company-wide information that was not specific to our products. As a result, their responses may cover facilities that do not provide 3TG for our 3TG products. Due to the many company-wide responses and the multiple levels of suppliers in our supply chain, we are unable to determine with certainty at this time which processing facilities and countries of origin listed in our suppliers' responses actually provide the specific 3TG used in our 3TG products. The facilities identified by our suppliers that may have been used to process 3TG for our 3TG products and the potential countries of origin of such 3TG are set forth on Exhibit B and Exhibit C, respectively, to this report.

Of the responding suppliers that reported the presence of 3TG in their components, a majority indicated that such 3TG did not originate from the DRC, four indicated that such 3TG originated from conflict-free sources within the DRC, three indicated that such 3TG may have originated within the DRC (without indicating the specific country of origin) and were unable to ensure that such 3TG originated from conflict-free sources, and nine indicated that they were unable to determine whether such 3TG originated from the DRC.

Based on the results of our due diligence efforts and reasonable country of origin inquiry, we are unable to determine that any 3TG from the DRC that is used by our suppliers originates entirely from validated conflict-free sources.

Risk Mitigation

We expect to take the following steps, among others, to continue our due diligence measures and to mitigate the risk that any 3TG contained in our products benefit or finance armed groups in the DRC:

•	We will continue to work with suppliers who provided incomplete or insufficient information in an effort to obtain complete and accurate information in 2017.

•	We will again follow our due diligence process to review and validate supplier responses that are obtained in support of our 2017 conflict minerals reporting.

•	We will help our suppliers to understand the due diligence steps they can take to investigate the source of any 3TG in the products they supply us.

•	We will inform our suppliers about the principles set forth in our Conflict Minerals Policy Statement.

Exhibit A

Product Components and Materials Potentially Containing 3TG

Sheet Metal and Electro-mechanical Assemblies
Electro-mechanical Motors
Electro-mechanical Pumps
Electronic Power Supplies
Electronic Parts and Assemblies
Fasteners and Labels
Cables and Harnesses
Power Supplies
Computer/Server Products
Network Switches
Printed Circuit Boards (laminates)
Printed Circuit Assemblies
Displays/Monitors
Keyboards
Memory Modules/Security Devices
Molded Plastic Parts
Sheet Metal Parts and Assemblies
Computer Cabinets and Accessories
Power Strips
Thermal Transfer Products
Flex Circuits
Solder

Exhibit B

Potential Processing Facilities

MINERAL	FACILITY NAME	FACILITY COUNTRY
Gold	L'Orfebre SA	Andorra
Gold	Western Australian Mint	Australia
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Tony Goetz NV	Belgium
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Umicore Brasil Ltda.	Brazil
Gold	Asahi Refining Canada Limited	Canada
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Johnson Matthey Ltd	Canada
Gold	Royal Canadian Mint	Canada
Gold	Codelco	Chile
Gold	AnHui LangSi Technical Co., Ltd.	China
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd.	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Henan Yuguang Gold & Lead Co., Ltd.	China
Gold	Heraeus Ltd. Hong Kong	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Lingbao Gold Company Limited	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Metalor Technologies (Hong Kong) Ltd	China
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Super Dragon Technology Co., Ltd	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Yantai Zhaojin Kanfort Precious Metals Co., Ltd.	China
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongkuang Gold Industry Co., Ltd.	China
Gold	Zijin Mining Group Co., Ltd.	China
Gold	Safina AS	Czech Republic
Gold	SAAMP	France
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany

MINERAL	FACILITY NAME	FACILITY COUNTRY
Gold	Bauer Walser AG	Germany
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Degussa	Germany
Gold	Doduco GmbH	Germany
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Bangalore Refinery Ltd.	India
Gold	Gujarat Gold Centre	India
Gold	The Hutti Gold Company	India
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Sai Refinery	India
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	Chimet S.p.A.	Italy
Gold	Faggi Enrico S.p.A.	Italy
Gold	T.C.A S.p.A	Italy
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Asahi Pretec Corporation	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Chugai Mining	Japan
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Japan Mint	Japan
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Nihon Material Co. LTD	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	Sumitomo Metal Mining Co. Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co. Ltd	Japan
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd	Japan
Gold	Aktyubinsk Copper Company	Kazakhstan
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc Ltd.	Kazakhstan
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Caridad	Mexico
Gold	Metalurgica Met-Mex Penoles, SA de CV	Mexico
Gold	Met-Mex Peñoles, S.A.	Mexico
Gold	Remondis Argentia B.V.	Netherlands
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	Morris and Watson	New Zealand
Gold	Bangko Sentral ng Philipinas	Philippines
Gold	KGHM Polska MiedŸ Spóka Akcyjna	Poland

MINERAL	FACILITY NAME	FACILITY COUNTRY
Gold	Daejin Indus Co., Ltd.	Republic of Korea
Gold	Do Sung Corporation	Republic of Korea
Gold	Hwasung CJ Co., Ltd.	Republic of Korea
Gold	Korea Metal Co., Ltd.	Republic of Korea
Gold	Korea Zinc Co. Ltd.	Republic of Korea
Gold	LS-NIKKO Copper Inc.	Republic of Korea
Gold	Samduck Precious Metals	Republic of Korea
Gold	SAMWON Metals Corp.	Republic of Korea
Gold	SungEel HiTech	Republic of Korea
Gold	Torecom	Republic of Korea
Gold	FSE Novosibirsk Refinery	Russia
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia
Gold	JSC Uralelectromed	Russia
Gold	Moscow Special Alloys Processing Plant	Russia
Gold	OJSC Kolyma Refinery	Russia
Gold	OJSC Krastsvetmet	Russia
Gold	OJSC Novosibirsk Refinery	Russia
Gold	Prioksky Plant of Non-Ferrous Metals	Russia
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia
Gold	L' Azurde	Saudi Arabia
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	AU Traders and Refiners	South Africa
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Sudan Gold Refinery	Sudan
Gold	Boliden AB	Sweden
Gold	Argor-Heraeus SA	Switzerland
Gold	Cendres & Metaux SA	Switzerland
Gold	Metalor Technologies SA	Switzerland
Gold	PAMP S.A.	Switzerland
Gold	PX Précinox S.A.	Switzerland
Gold	Valcambi SA	Switzerland
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Istanbul Gold Refinery	Turkey
Gold	Nadir Metal Rafineri San. Ve Tic. A.	Turkey
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Abington Reldan Metals, LLC	United States
Gold	Advanced Chemical Company	United States
Gold	Asahi Refining USA Inc.	United States
Gold	AURA-III	United States
Gold	Elemetal Refining, LLC	United States
Gold	Geib Refining Corporation	United States
Gold	Johnson Mathey	United States
Gold	Kennecott Utah Copper LLC	United States

MINERAL	FACILITY NAME	FACILITY COUNTRY
Gold	Materion Advanced Metals	United States
Gold	Metalor USA Refining Corporation	United States
Gold	Ohio Precious Metals LLC.	United States
Gold	Pease & Curren	United States
Gold	Republic Metals Corporation	United States
Gold	Sabin Metal Corp.	United States
Gold	So Accurate Group, Inc.	United States
Gold	United Precious Metal Refining, Inc.	United States
Gold	Almalyk Mining and Metallurgical Complex	Uzbekistan
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Tantalum	Plansee SE	Austria
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	Duoluoshan Sapphire Rare Metal Co. Ltd	China
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide Group Co Ltd	China
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Taki Chemicals	Japan
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Power Resources Ltd.	Macedonia
Tantalum	KEMET Blue Metals	Mexico
Tantalum	Solikamsk Magnesium Works OAO	Russia
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	D Block Metals, LLC	United States
Tantalum	E.S.R. Electronics	United States
Tantalum	Exotech Inc.	United States
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	H.C. Starck Inc.	United States
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	KEMET Blue Powder	United States

MINERAL	FACILITY NAME	FACILITY COUNTRY
Tantalum	QuantumClean	United States
Tantalum	Telex Metals	United States
Tantalum	Tranzact, Inc.	United States
Tin	Metallo-Chimique N.V.	Belgium
Tin	Empresa Metallurgica Vinto	Bolivia
Tin	EM Vinto	Bolivia
Tin	OMSA	Bolivia
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	Brazil
Tin	Cooper Santa	Brazil
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Mineração Taboca S.A.	Brazil
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	Soft Metais Ltda.	Brazil
Tin	Super Ligas	Brazil
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	China
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	China
Tin	Gejiu Fengming Metalurgy Chemical Plant	China
Tin	Gejiu Jinye Mineral Company	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Jiangxi Huayu Metal Co., Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Jiangxi Nanshan	China
Tin	KunShan Zhicheng Elec. Co., Ltd.	China
Tin	Linwu Xianggui Smelter Co.	China
Tin	Minmetals Ganzhou Tin Co. Ltd.	China
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Xianghualing Tin Industry Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Chengo Electric Smelting Plant	China
Tin	Yunnan Tin Company, Ltd.	China
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV Tiga Sekawan	Indonesia

MINERAL	FACILITY NAME	FACILITY COUNTRY
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Lautan Harmonis Sejahtera	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT O.M. Indonesia	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Banka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Tambang Timah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Ishifuku Metal Industry Co., Ltd.	Japan
Tin	Malaysia Smelting Corporation	Malaysia
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Minsur	Peru
Tin	O.M. Manufacturing Philippines, Inc.	Philippines

MINERAL	FACILITY NAME	FACILITY COUNTRY
Tin	Fenix Metals	Poland
Tin	Pohang Iron and Steel Co., Ltd.	Republic of Korea
Tin	Novosibirsk Integrated Tin Works	Russia
Tin	Novosibirsk Processing Plant Ltd.	Russia
Tin	Wolfram Company CJSC	Russia
Tin	Phoenix Metal Ltd.	Rwanda
Tin	Singapore LME Tin	Singapore
Tin	Elmet S.L.U.	Spain
Tin	Alpha Metals (Taiwan) Inc.	Taiwan
Tin	Hua Eng Wire & Cable Co., Ltd.	Taiwan
Tin	Rui Da Hung	Taiwan
Tin	Ton Yi Industrial Corporation	Taiwan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Thailand Smelting and Refining Co., Ltd.	Thailand
Tin	Thaisarco	Thailand
Tin	Alpha	United States
Tin	Global Advanced Metals	United States
Tin	Metallic Resources, Inc.	United States
Tin	An Thai Minerals Company Limited	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	Vietnam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tungsten	Wolfram Bergbau und Htten AG	Austria
Tungsten	ACL Metais Eireli	Brazil
Tungsten	White Solder Metalurgia e Mineração Ltda.	Brazil
Tungsten	China National Nonferrous Industry Corp.	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	China
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China

MINERAL	FACILITY NAME	FACILITY COUNTRY
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co. Ltd	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	TDC - Tungsten Products Co.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Smelting GmbH & Co.	Germany
Tungsten	Asha Enterprise	India
Tungsten	Parmer Traders	India
Tungsten	A.L.M.T. Tungsten Corp.	Japan
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Mitsubishi Materials Corporation	Japan
Tungsten	Philippine Chuangin Industrial Co., Inc.	Philippines
Tungsten	Woltech Korea Co., Ltd.	Republic of Korea
Tungsten	Hydrometallurg, JSC	Russia
Tungsten	Moliren Ltd	Russia
Tungsten	Pobedit, JSC	Russia
Tungsten	Unecha Refractory Metals Plant	Russia
Tungsten	Altlantic Metals	United States
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Kennametal	United States
Tungsten	Niagara Refining LLC	United States
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam

Exhibit C

Potential Countries of Origin

Australia
Belgium
Bolivia
Brazil
Canada
Chile
China
Germany
Indonesia
Japan
Malaysia
Mexico
Peru
Portugal
Russia
Spain
Thailand
Taiwan
United States
Vietnam